UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 30, 2016
Date of Report (Date of earliest event reported)

CIBER, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

6312 South Fiddler’s Green Circle, Suite 600E
Greenwood Village, Colorado, 80111
(Address of principal executive offices) (Zip code)

(303) 220-0100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On December 30, 2016, Ciber, Inc. (the “Company”) entered into Amendment No. 9 (the “Amendment”), effective December 31, 2016, with Wells Fargo Bank NA, (“Wells Fargo”), the lender under the Company’s Asset Based Lending Facility. As previously disclosed, the Company and Wells Fargo agreed that the Company must receive a letter of intent by November 1, 2016, and, by December 31, 2016, close a potential refinancing, refinancing, or any merger, acquisition, joint venture, divestiture, or other disposition of some or all of the assets of the Company with aggregate proceeds of at least $25 million (the “Financial Transaction”). The Amendment provides for an extension of the dates by which the Company must receive a letter of intent to January 15, 2017 and close the Financial Transaction to January 31, 2017. The Amendment also provides, among other things, a limitation in the amount of intercompany advances the Company can make to fund the working capital needs of its international operations. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, to be filed as an exhibit to the Company’s Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December	Ciber, Inc.

Date: December 30, 2016	By:	/s/ Christian M. Mezger
Christian M. Mezger
Chief Financial Officer